Exhibit 10.1

                         2004 Long-Term Incentive Plan
                         Performance Unit Award Agreement

                         W. R. Berkley Corporation

                         January 1, 2008

W. R. Berkley Corporation

2004 Long-Term Incentive Plan
Performance Unit Award Agreement

          THIS AGREEMENT, effective January 1, 2008, represents an Award of Performance Units by W. R. Berkley Corporation (the "Company"), to the Participant named below, pursuant to the provisions of the W. R. Berkley Corporation 2004 Long-Term Incentive Plan (the "Plan"). The value of the Performance Units will be determined based on the increase in the Company's Book Value Per Share during the Performance Cycle, as determined below.

          The Plan provides a complete description of the terms and conditions governing the Performance Units. If there is any inconsistency between the terms of this Agreement and the terms of the Plan, the Plan's terms shall completely supersede and replace the conflicting terms of this Agreement. All capitalized terms shall have the meanings ascribed to them in the Plan, unless specifically set forth otherwise herein. The parties hereto agree as follows:

     1. General Grant Information. The individual named below has been selected to be a Participant in the Plan and receive a grant of Performance Units, as specified below:

          (a) Participant:

          (b) Number of Performance Units Granted:

          (c) Initial Value of Performance Units: $0.00

          (d) Date of Grant: January 1, 2008

          (e) Performance Measure: Increase in Book Value Per Share.

     2. Performance Period. The Performance Period commences on January 1, 2008, and ends on December 31, 2012.

     3. Performance Measure. The Performance Measure, as specified above, is expressed in terms of the Company's Increase in Book Value Per Share.

     4. Value of a Performance Unit. Each Performance Unit shall have a value determined by adding together the Increase in Book Value Per Share for each fiscal year of the Performance Period and multiplying the resulting sum by twelve and one-half (12.5); provided, however, that if the Increase in Book Value Per Share for a particular fiscal year is not a positive number, there will be no Increase in Book Value Per Share for that year, and thereafter there will only be an Increase in Book Value Per Share that will be used to increase the value of a Performance Unit to the extent that any subsequent Ending Book Value Per Share after the year in which the Increase in Book Value Per Share was not positive exceeds the last Ending Book Value Per Share that resulted in an increase to the Performance Unit value. The maximum value of a Performance Unit shall be two hundred fifty dollars ($250.00).

     5. Eligibility for Earned Performance Units. The Participant shall only be eligible for payment of earned Performance Units. Performance Units will be earned only if the Participant's employment with the Company:

          (a) Continues through the earlier of (x) the end of the Performance Period and (y) the Participant's death; or

          (b) Is terminated, prior to the earlier of the end of the Performance Period and the Participant's death, as a result of Disability or Retirement, or by the Company or a Subsidiary or Affiliate, as applicable, for any reason other than Cause.

          Notwithstanding anything herein to the to the contrary, the Performance Units shall not be earned and shall not become payable unless and until the Participant has complied with the Competitive Action restriction set forth in Section 6(d) below on or prior to the Settlement Date.

     6. Payout of Performance Units. (a) Except as set forth in Section 6(b) or 9 below, the aggregate positive value, if any, of the earned Performance Units, based on the value of the earned Performance Units on the last day of the Performance Period as determined in accordance with this Agreement and subject to the maximum value set forth in Section 4 hereof, shall be paid to the Participant in cash following the last day of the Performance Period but in no event later than March 31, 2013.

          (b) If the Participant dies or his employment with the Company and all Subsidiaries and Affiliates terminates prior to the end of the Performance Period either as a result of Disability or Retirement or by the Company or a Subsidiary or Affiliate, as applicable, for any reason other than Cause, the Company shall pay to the Participant the cash value of the Performance Units measured as of the end of the fiscal year immediately prior to the fiscal year in which such death or termination of employment occurred. Payment of such amount upon such death or termination of the Participant's employment shall extinguish the Company's obligation hereunder, and the Participant shall not be entitled to any further payment or appreciation in the value of the Performance Units. In the event such payment is made due to the Participant's death, such payment shall be made to the Participant's beneficiary (or the Participant's estate if no beneficiary has been chosen or if such beneficiary has predeceased the Participant). Any payment upon death or any such termination of employment shall be made within ninety (90) calendar days following such death or termination of employment; provided, however, that if such ninety (90) day period spans two separate taxable years, such payment shall be made in the later taxable year; provided further, however, that any payment hereunder upon a termination of employment shall be delayed until the earlier of (x) March 31, 2013 (calculated as of the end of the fiscal year immediately prior to the fiscal year in which such termination of employment occurred), and (y) such time as the Participant has also undergone a "separation from service" as defined in Treas. Reg. 1.409A-1(h), at which time such payment (calculated as of the end of the fiscal year immediately prior to the fiscal year in which such termination of employment occurred) shall be made to the Participant according to the schedule set forth in this Section 6(b) as if the Participant had undergone such termination of employment (under the same circumstances) on the date of such "separation from service." Notwithstanding anything herein to the contrary, to the extent the Participant is a "specified employee" as defined in Treas. Reg. 1.409A-1(i), any payment to be made upon the Participant's "separation from service" shall be delayed until and made upon the earlier of (i) the six (6) month anniversary of the Participant's

"separation from service" and (ii) the Participant's death. Termination of the Participant's employment with the Company and all Subsidiaries and Affiliates prior to the earlier of the end of the Performance Period and the Participant's death for any reason other than Disability or Retirement, or by the Company or a Subsidiary or Affiliate, as applicable, without Cause, shall require forfeiture of this entire Award, with no payment to the Participant.

          (c) This Award shall expire and the Company shall have no further obligation to make any payment hereunder once a payment is made pursuant to
Section 6(a) or (b) above or Section 9 below.

          (d) If on or prior to the Settlement Date, the Participant engages in a Competitive Action or enters into, or has entered into, an agreement (written, oral or otherwise) to engage in Competitive Action, all of the Performance Units shall be immediately forfeited, and the Participant shall have no further rights with respect to such Performance Units. In the event that the Participant engages in any Competitive Action or enters into, or has entered into, an agreement (written, oral or otherwise) to engage in Competitive Action after the Settlement Date but on or prior to the second anniversary of the Settlement Date, the Participant shall pay to the Company, upon demand by the Company, an amount equal to the amount paid to the Participant in respect of the Performance Units on the Settlement Date. The determination as to whether the Participant has engaged in any Competitive Action shall be made by the Committee in its sole and absolute discretion. The Committee's exercise or nonexercise of such discretion with respect to any particular event or occurrence by or with respect to the Participant or any other recipient of performance units under the Plan shall not in any way reduce or eliminate the authority of the Committee to (i) determine that any event or occurrence by or with respect to the Participant constitutes engaging in Competitive Action or (ii) determine the related Competitive Action date. The Participant acknowledges that the restriction with respect to engaging in a Competitive Action, in view of the nature of the business in which the Company is engaged, is reasonable in scope (as to both the temporal and geographical limits) and necessary in order to protect the legitimate business interests of the Company, and that any violation thereof would result in irreparable injuries to the Company. The Participant acknowledges further the amounts required to be paid to the Company pursuant to this provision are reasonable and are not liquidated damages nor shall they be characterized as such.

     7. Nontransferability. Performance Units may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

     8. Administration. This Agreement and the rights of Participant hereunder are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, as well as to such rules and regulations as the Committee may adopt for administration of the Plan. It is expressly understood that the Committee is authorized to administer, construe, and make all determinations necessary or appropriate to the administration of the Plan and this Agreement, all of which shall be final and binding upon the Participant, including without limitation any determination concerning a Competitive Action. Any inconsistency between the Agreement and the Plan shall be resolved in favor of the Plan.

     9. Change of Control. Upon the occurrence of a Change of Control, unless otherwise specifically prohibited under applicable laws or by the rules and regulations of any governing governmental agencies or national securities exchanges, the value of all Performance Units shall be determined and fixed as of the end of the fiscal year immediately preceding the year in which such Change in Control occurs, and such value shall be paid to the Participant in accordance with, and subject to, the provisions of Sections 5 and 6 hereof. Performance Units shall not accrue any additional value for the fiscal year in which a Change in Control occurs or for any subsequent fiscal years.

     10. Miscellaneous.

          (a) This Agreement shall not confer upon the Participant any right to continuation of employment by the Company, nor shall this Agreement interfere in any way with the Company's right to terminate the Participant's employment at any time.

          (b) The Committee may terminate, amend, or modify the Plan; provided, however, that no such termination, amendment, or modification of the Plan may in any material way adversely affect the Participant's rights under this Agreement.

          (c) The Company or a Subsidiary or Affiliate, as applicable, shall have the authority to deduct or withhold from any payment hereunder or from any other source of the Participant's compensation from the Company or a Subsidiary or Affiliate, as applicable, or may require the Participant to remit to the Company or a Subsidiary or Affiliate, as applicable, before payment hereunder, an amount sufficient to satisfy federal, state, and local taxes (including Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising out of this Agreement.

          (d) This Agreement shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

          (e) To the extent not preempted by federal law, this Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware.

          (f) All obligations of the Company under the Plan and this Agreement with respect to the Performance Units shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

          (g) The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

          (h) By accepting this Award or other benefit under the Plan, the Participant and each person claiming under or through the Participant shall be conclusively deemed to have indicated their acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.

          (i) The Participant, every person claiming under or through the Participant, and the Company hereby waive to the fullest extent permitted by applicable law any right to a trial by jury with respect to any litigation directly or indirectly arising out of, under, or in connection with the Plan or this Award Agreement issued pursuant to the Plan.

          (j) Definitions. The following terms shall have the meanings ascribed to them when used in this Agreement:

               (i) "Beginning Book Value Per Share" means $19.80 for the first fiscal year of the Performance Period, and for each subsequent fiscal year shall mean the Book Value Per Share determined as of the end of the prior fiscal year.

               (ii) "Book Value Per Share" as of the end of any fiscal year shall be equal to the quotient of X divided by Z, where X is equal to the sum of A, B, C, D and E minus F, and Z is equal to the sum of W plus Y: [(A+B+C+D+E-F) /(W+Y)]. For purposes of this calculation, (A) shall be equal to the Company's stockholders' equity as of the end of the fiscal year, as determined in accordance with generally accepted accounting principles and reported in the Company's audited financial statements, (B) shall be equal to the cumulative after-tax expense of the Company from January 1, 2008 through the end of such fiscal year arising from all the Awards made under the Plan, (C) shall be equal to the cumulative cash dividends on Company common stock declared by the Company from January 1, 2008 through the end of such fiscal year, (D) shall be equal to the cumulative cost of stock repurchases made by the Company from January 1, 2008 through the end of such fiscal year, (E) shall be equal to the cumulative after-tax imputed investment income that would have been earned on amounts paid with respect to such repurchases from January 1, 2008 through the end of the fiscal year (computed annually based on daily expenditures for stock repurchases and the average after-tax yield for each year on the Company's overall investment portfolio), (F) shall be equal to the accumulated other comprehensive income of the Company for such fiscal year, (W) shall be equal to the number of shares of the Company's common stock issued and outstanding, net of treasury shares, as of the end of the fiscal year, and (Y) shall be the cumulative number of shares of the Company's common stock repurchased by the Company from January 1, 2008 through the end of such fiscal year. Book Value Per Share shall be calculated without taking into account any forward or reverse split of the Company's common stock or any stock dividend declared on the Company's common stock and there shall be no adjustment to the number of Performance Units awarded hereunder in either event.

               (iii) "Cause" means Cause as defined in any active employment agreement between the Participant and the Company or any Subsidiary or Affiliate, as applicable, or, in the absence of any such employment agreement,
(i) fraud, personal dishonesty, embezzlement or acts of gross negligence or gross misconduct on the part of Participant in the course of his or her employment or services, (ii) the Participant's engagement in conduct that is materially injurious to the Company, a Subsidiary or an Affiliate, (iii) the Participant's conviction by a court of competent jurisdiction of, or pleading "guilty" or "no contest" to, (x) a felony or (y) any other criminal charge (other than minor traffic violations) which could reasonably be expected to have a material adverse impact on the Company's or a Subsidiary's or an Affiliate's reputation or business; (iv) public or consistent drunkenness by the Participant or his or her illegal use of narcotics which is, or could reasonably be expected to become, materially injurious to the reputation or business of the Company, a Subsidiary or an Affiliate or which impairs, or could reasonably be expected to impair, the performance of the Participant's duties to the Company, a Subsidiary or an Affiliate; (v) willful failure by the Participant to follow the lawful directions of a superior officer; or (vi) the Participant's continued and material failure to fulfill his or her employment obligations to the Company or any Subsidiary or Affiliate.

               (iv) "Competitive Action" means, either directly or indirectly, whether as an employee, consultant, independent contractor, partner, joint venturer or otherwise, (i) in any geographical area where the Company is engaged in business, engaging in any business activities which are competitive with any type or kind of business activities conducted by the Company in such area, (ii) on behalf of any person or entity engaged in business activities competitive with the business activities of the Company, soliciting or inducing, or in any manner attempting to solicit or induce, any person employed by, or as an agent of, the Company to terminate such person's employment or agency relationship, as the case may be, with the Company, (iii) diverting, or attempting to divert, any person, concern or entity from doing business with the Company or attempts to induce any such person, concern or entity to cease being a customer of the Company or (iv) making use of, or attempting to make use of, the Company's property or proprietary information, other than in the course of the performance of services to the Company or at the direction of the Company. References to the Company in this definition shall include the Company and all Subsidiaries and Affiliates.

               (iv) "Disability" means the inability of the Participant to continue to perform services for the Company or any Subsidiary or Affiliate, as applicable, on account of his or her total and permanent disability as determined by the Committee.

               (v) "Ending Book Value Per Share" means for the applicable fiscal year, the Book Value Per Share determined as of the end of such fiscal year.

               (vi) "Increase in Book Value Per Share" means the amount, if any, by which the Ending Book Value Per Share exceeds Beginning Book Value Per Share for the applicable fiscal year.

               (vii) "Maximum Value Date" shall have the meaning ascribed thereto in Section 5 herein.

               (viii) "Retirement" means the Participant's retirement from service with the Company and all Subsidiaries and Affiliates with the written consent of [the Chairman of the Board of the Company or](1) the Committee.

               (ix) "Settlement Date" means the date that the value of the Performance Units is actually paid to the Participant.

                    [Signatures to appear on following page]


------------------------
(1) This language shall be deleted from the agreements for William R. Berkley and W. Robert Berkley, Jr.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed effective as of January 1, 2008.

                                        W. R. Berkley Corporation



                                        By:
                                             -----------------------------------
                                             Name:
                                             Title:



                                        ----------------------------------------
                                        Participant



Please indicate the name of the Participant's beneficiary:



----------------------------------
Name

     The Participant may change his or her beneficiary hereunder only by written notice to the Company, which change will become effective only upon receipt by the Company during the Participant's lifetime.